                                                          EXHIBIT 99.2

Mid-Year Media Review

Slide 1 - RZ Title
Thank you Peter and good morning all. It's a pleasure to be here this morning. I'll try to add a bit of color commentary to Peter's remarks.

Slide 2 - Cost Reduction Slide

First, I'll describe our cost reduction initiatives. This will demonstrate our commitment to doing all that we can to optimize our profitability in this very uncertain environment.

In early-March of this year, we targeted $75 million of annualized fixed cost reductions across the Company. These cuts were designed to generate $60 million in 2001 cost savings; enough to offset an anticipated 35 to 40 cent per share first quarter profit shortfall versus consensus estimates (and our own expectations). By offsetting the first quarter shortfall, these cuts would get us back on track to hit our expectations for the year - assuming a near-term recovery in advertising revenues.

As it became clear that there was not likely to be any such near-term recovery, we increased our cost reduction target.

The good news is that we have exceeded our original $75 million target by more than 50%; generating nearly $120 million in annualized fixed cost reductions. This represents 8% of our budgeted fixed cost base as we aggressively cut virtually all non-income producing spending and reduced our budgeted headcount by nearly 550 FTEs, or 6%. Ninety million dollars of these reductions will hit the bottom-line in 2001. For the balance of the year, our 2001 fixed expenses will be well below our 2000 fixed expenses. And all of this is before factoring in what now appears to be declining newsprint prices.

It is important to note that while we aggressively cut costs, we did not cut corners. We did not cut essential staff, we did not cut important capital programs, nor did we cut spending on productivity programs or profit-generating initiatives and we preserved adequate spending for growth activities such as WSJ.com and international expansion. At least 75% of the cut is sustainable into 2002 and beyond, accelerating our profitability when the economy improves.

The bad news, if you will, is that advertising has not picked up - at all - in the second quarter, nor do we yet see it picking up in the balance of the year. While we will execute additional cost reductions, we cannot prudently cut enough costs to fully offset revenue declines.

Nonetheless, by reducing fixed costs to improve our operating leverage, and pursuing the four-tiered growth strategy just outlined by Peter, we will enhance our growth and profitability when the economy improves.

Slide 3 - Strategic Imperatives

Moving on to our strategy. To repeat, our aim is to publish the world's most vital business and financial news and information. We will do this by further enhancing the quality and indispensable appeal of our brands, by realizing the full potential of these brands, and by leveraging and extending our core competencies over new brands. All the while fostering the Dow Jones core values of quality, integrity and reliability.

Slide 3A - Four-Tiered Strategy

More specifically, we will put our strong cash flow and balance sheet to work to simultaneously pursue four strategic thrusts: organic growth; new business development; strategic alliances, including acquisitions; and share repurchase.

Slide 4 - Organic Growth Title Slide

First, organic growth. It goes without saying that the biggest driver of organic growth will be an improving economy.

Slide 4A - Leading Market Share (Print)

With the strength of our brands, we are especially leveraged to this upside. For example, we enjoy #1 or #2 market share in all of our market segments - from the domestic edition of The Wall Street Journal to its global extensions in Europe, Asia and Latin America.

Slide 5 - Leading Market Share (Electronic)

We also enjoy leading share positions in all of our electronic publishing businesses.

This overall market strength positions us to capitalize on an improving economy.

Slide 6 - WSJ Market Share

This is especially true at The Wall Street Journal, where, year after year, we command the leading market share in national ad revenues - by a factor of 2 times over the nearest competitor.

Slide 7 - WSJ Linage Pie Chart

We are also highly leveraged to economic upside in our advertising exposure. While cyclically tough right now, we are keen on the long-term fundamentals of the technology and financial segments, which together represent 50% of our ad linage at the Journal.

Slide 8 - Technology Trends

We enjoy leading market share in technology advertising. We happen to agree with Alan Greenspan: technology investment has driven productivity gains, and corporate America (and the world) will again increase tech spending to get at these gains, making tech spending an ever larger share of total GDP, as the top chart here shows. In the bottom chart, you see a similar story as it relates to the consumer side of tech spending, with the explosive growth of cell phones, PDAs, internet access and related devices. All of this bodes well for the long term growth of tech companies - and their national ad spending.

Slide 9 - Financial Trends

We also enjoy leading market share in financial advertising. Like technology, fundamentals here also favor long term growth. Driving this growth will be corporate America's insatiable need for investment capital, and the growth in retail stock ownership as depicted in this chart. This helps us in two ways: first, as retail stock ownership grows, more and more people need to read what we have to say and second, both wholesale and retail trends bode well for the future growth of the financial sector - and its national ad spending.

Slide 10 - Color Print Expansion (5 Phases)

But we are not sitting idly by waiting for the economy to improve to drive our organic growth. The biggest example of this is our $232 million project to expand color page capacity at the domestic Wall Street Journal. This is huge - financially and strategically.

We began this project in May 1998. We are in the final stages of installing the color towers and related equipment in our 17 plants across the country. We will test the equipment in the balance of the year. The project is on-budget and on-schedule to go live in the first quarter of 2002.

Slide 11 - Color Print Expansion (Capacity)

As a result, effective early next year, the Journal's total daily page capacity will increase 20%, from 80 pages to 96 pages. All 16 of these incremental pages may be run in color, tripling our color capacity from 8 pages today to 24 pages. Of these 16 new color pages, 12 will essentially be dedicated to advertising, with 4 reserved for news.

Slide 12 - Color Print Expansion (Economics)

Again, this is huge. To begin with, the economics are compelling. A full page of color advertising sells at about a 25% premium to black-and-white advertising. A single incremental color page over a year is worth about $32 million in additional revenue. A single black and white page converted to color is approximately $7 million of incremental annual revenue.

The principal cost attached to this is the non-cash depreciation on the capital of approximately $22 million, annually. In addition, we estimate another $12 million in incremental operating expenses - things such as plant overhead, fixed labor and color ink -- and another $3 million for incremental news staff to fill these new pages. To cover this total annual $37 million expense, we need only to sell a little more than one incremental color pages over the course of a year.

Slide 13 - Color Print Expansion - Editorial Franchise

Which brings us to perhaps an even more compelling benefit. Color adds another editorial dimension. Greater use of editorial color can enhance our ability to explain and display the news. It is a natural for charts and graphs, and for added emphasis to selected stories. It will assist reader navigation through our pages.

Greater page capacity opens possibilities for Paul Steiger and his team at the Journal to further extend our editorial franchise and, over time, further expand our readership and advertising linage. This will add diversification to our reliance on tech and financial ad revenues, and reduce our ad volatility. While no decisions have been made, we are taking a hard and careful look at these possibilities.

Slide 13A - Other Organic Growth Initiatives

And we have other significant organic growth initiatives - from continued international expansion, at both the Journal and Dow Jones Newswires, to continued growth at the Friday Weekend Journal, to further development of our Indexes business.

Slide 14 - New Business Development (title slide)

The second tier of our growth strategy includes developing new business opportunities that leverage our brands and core competencies.

Slide 15 - WSJ.com Strength Slide

The Online Journal at WSJ.com is a classic example of this. The Online Journal leverages the Wall Street Journal brand and our company-wide strength in publishing high-quality business news and information. It is constantly updated with real-time information from Dow Jones Newswires. The result is that WSJ.com significantly extends our customer reach by delivering this information to a new and emerging breed of readers looking for real-time, web-based, customizable news and information. As evidence of our success here, we ended the first quarter with 574,000 paid subscribers, at least half of whom are new customers as they are not among our 1.8 million Journal print subscribers. In addition to opening a new avenue of growth, the Online Journal provides a serious hedge against any potential disintermediation of our print business to the web.

We have established what we believe to be a sensible, durable business model for the Online Journal. It stems from our belief that content that is valued and paid for by subscribers in one channel, print, should be valued and paid for in other channels, in this case online.

Slide 16 - WSJ.com Subscriber Growth

As we all know, online advertising has hardly been immune from the current downturn in ad spending. Nor have we at WSJ.com, as evidenced by our first quarter [21%] revenue decline. Nonetheless, today we feel very good about the online Journal. Subscriber growth remains strong. The fact that we have two revenue streams, and that subscriptions continue to grow, in what we believe is a flight to quality in difficult times, has mitigated our downside and further validates our business model.

Slide 17 - WSJ.com Redesign

Our confidence in our content and business model is evident in our continued investment in the Online Journal. We are nearing completion of a $25 million redesign of the WSJ.com site. This redesign will give us a more flexible and reliable technology platform, an updated look for the site, and improvements to navigation and personalization features. Site redesign will be completed later this year.

Slide 18 - Other New Business Development

WSJ.com is the largest example of the way we leverage our brands and core competencies to develop new business opportunities. Smaller ones include our highly successful Sunday Journal, our overseas editions, our licensing activities, our radio and reference services businesses and our Indexes business.

Slide 19 - Strategic Alliance Title Slide

The third tier of our strategy is to leverage our brands and competencies through strategic alliances or acquisitions.

Slide 19A - Strategic Alliance Brands

We can do this with our existing brands as well as create or add new brands. While we have been active here as you can see on this slide, we certainly can do more.

Peter already spent some time on Factiva, so I won't. Rather, I'll highlight our strategic alliance with NBC in television business news with CNBC.

Slide 20 - CNBC Map

Our alliance with NBC spans the globe. In the U.S., NBC owns 100% of CNBC and pays us a license fee and share of advertising revenue for exclusive access to our content and on-air Dow Jones and Wall Street Journal branded news and commentary. Overseas, we are 50/50 partners with NBC in both CNBC Europe and CNBC Asia.

Slide 21 - CNBC TV Shot

This global partnership uses the Dow Jones and Wall Street Journal brands to support CNBC as the leading provider of televised business news and information. It leverages our strengths in global news gathering, analysis and reporting. This, combined with NBC's branding and television programming know-how, has clearly established CNBC as the leading business television network around the world. Today, CNBC reaches over 160 million people in over 100 countries.

Slide 22 - TV Profits

Taken together, our TV operations turned profitable in 2000, earning pretax income of $21 million. This combines profits from U.S. TV with losses from international operations. Our alliance with NBC began in late 1997. In 2001, we expect CNBC Europe and CNBC Asia to generate $65 million in revenues and an operating loss, not unusual at all for a start-up TV operation. In fact, both in the U.S. and abroad, CNBC is exceeding our original business plan. As CNBC Europe and Asia ramp out of their investment phase, we expect this growth to continue, with international profitability visible in early 2003, less than 6 years since inception.

In addition to this growth potential, CNBC provides an invaluable global branding platform for us. First, CNBC is branded as a "service of NBC and Dow Jones." And second, we get worldwide exposure for our content, people and brands.

We are actively pursuing additional growth opportunities, in the U.S. and abroad, with NBC to further expand CNBC.

Slide 23 - Pebble in a Pond

The CNBC relationship exemplifies how we maximize the value of the content that we create. Using the visual of a "pebble in a pond" you can see how we re-package and re-use our content, increasing its value as we get paid in multiple ways and extend the reach of our brands to new customers in many different distribution channels. For example, a major story broken by Dow Jones Newswires is moved real time to the Online Journal, shared with and reported by CNBC around the world, appears with greater depth and analysis the next morning in the print Journal, and, finally, ends up in Factiva's archives.

Slide 24 - Other Partnerships

And we have other successful partnerships, including our 50/50 venture with Hearst in SmartMoney magazine and our 22% ownership stake in Handlesblatt, the leading business newspaper in Germany.

Slide 25 - Equity Losses

Most of our partnerships are recorded as equity investments. Taken together, these equity investments are poised to significantly contribute to our profit growth in coming years. From a loss of $28 million in 1999 when we were investing heavily in international TV, SmartMoney.com and Factiva, we expect our equity investments to approach breakeven in 2001 as Factiva is now profitable and our international TV losses have moderated. These trends should continue in 2002, pushing our existing equity investments solidly into the black.

In our view, our equity investments are a significant hidden asset and a very large component of our true shareholder value, that is often overlooked by the markets. This is because, under GAAP, the financial results of our equity investments are not included in revenues or EBITDA and, while they are included in earnings, the impact there is deminimis relative to their true underlying potential. Consequently, if you use traditional valuation measures based on multiples of consolidated revenues, EBITDA or earnings, you will value our equity investments at approximately zero. Whatever you may estimate they are worth, we presume you agree that they are worth considerably more than zero.

Slide 26 - Acquisition Criteria

In addition to partnerships, acquisitions are likely to play a more meaningful role in our future. While, as Peter said, there is nothing imminent, we are ramping up our efforts to identify and pursue appropriate acquisition opportunities.

By appropriate, we mean those opportunities that are strategically right, financially attractive and have manageable execution risk.

By strategically right, we first and foremost mean businesses that bear very close relationship to our core business of publishing. Target candidates will either help realize the full potential of our existing brands or add new brands that are close to our core. We'll also require that these businesses have products and values consistent with the premium quality of our brands and values.

By financially attractive, we mean that any deal must increase shareholder value; meaning that it must have a positive net present value when its cash flows are discounted at our weighted average cost of capital, and that it must be accretive to EPS in the near term, using conservative financial assumptions and realistic synergies. We must also be able to maintain strong pro-forma credit ratings after any debt incurred in an acquisition.

Manageable execution risk means that we would only consider businesses we know well - again, close to our core - preferably with solid management teams. We would also mitigate risk by using transaction structures designed to share downside risk with the seller.

Slide 27 - Share Repurchase

Consistent share repurchase is the fourth tier of our value creation strategy. Over the past three years, we have returned over $920 million in cash to our shareholders: $267 million in dividends and $655 million in share repurchases, comprising about 13% of our outstanding shares. Our current authorizations provide room for over $500 million of additional buyback. And our historically strong free cash flow and ample debt capacity enable us to continue repurchasing shares at these historical levels, further

Slide 28 - Capital Spending History

And our cash flow and balance sheet should get stronger in the future. This is the final year of an intense period of capital investment for our company. Color print expansion, pagination, and the Online Journal redesign all come to the end of their investment phase this year. Accordingly, our capital expenditure needs will drop from $155 million this year to about $100 million in 2002. Add to this our expense reductions, falling newsprint prices and more aggressive working capital management and our free cash flow should climb nicely.

Our only constraints, then, are, first, our desire to maintain our strong credit ratings and, second, that the return on investment in our own shares must exceed our cost of capital and exceed the ROI on alternative uses of our capital -- as it does today. In fact, by the end of the 2nd quarter, we likely will have repurchased about $90 million, or 1.6 million, of our shares so far in 2001.

Slide 29 - Outlook

In closing, as Peter noted, business is tough right now, for us and our peers. The June advertising linage trend at the Journal is no better than it was in May, in spite of a considerable and long-awaited easing of comparisons. We will probably be slightly below the bottom end of the guidance for Journal linage that we gave in April - which was to be down 30% to 35% in the second quarter. Nonetheless, our cost reductions will reduce second quarter expenses well below year ago levels, and we are hopeful of achieving the current $0.50 per share consensus estimate for the quarter. Our actual June linage will be the final determinant of whether we make it.

On top of this, we do not yet have any visibility to an improvement in ad revenues. This makes giving guidance for the balance of the year extraordinarily difficult - so we will, again, not issue such guidance.

What we can say is that in response to this continued tough environment, we are once again taking a hard look at our expenses to identify opportunities to reduce costs even further. We will update you on these efforts in our second quarter call.

Slide 30 - Summary

We can also say that, in our view, we are doing all the right things to weather this downturn and to position ourselves to maximize our profitability when the situation improves. We are creating a strong platform for value creation at Dow Jones.

- We have great brands, products and content.
- We command leading market share in all segments served.
- We dominate national ad categories with excellent secular growth prospects.
- We will have reduced our costs virtually to the bone, but not further than that, and we will sustain the majority of these cuts into 2002 and beyond.
- We will have added significantly to our growth potential with the $232 million investment in 20% more print capacity (all in color) at The Wall Street Journal.
- We are investing and improving profitability at WSJ.com for long-term competitive advantage.
- We have an improving profit trend at our highly-valued equity investments.
- We have powerful cash flow and a pristine balance sheet that we project to get even stronger.
- We are determined to use this cash flow and leverage our balance sheet to execute a four-tiered strategy designed to propel our future growth.
- And we are embarked on a new Long Range Planning process designed to develop a roadmap to tap the full potential of our brands, products, content and people to significantly increase our shareholder value.

Our entire management team is committed to this effort.

And with that, Peter, Gordon Crovitz and I will be pleased to attempt to answer any questions that you may have.

SLIDES FROM PRESENTATION

(Slide 1)

Mid-Year Media Review
Dow Jones
Rich Zannino
Executive Vice President & Chief Financial Officer

Dow Jones

(Slide 2)

Aggressive Cost Reduction (Graph)

Exceeded cost reduction target by 50%
$millions


 Target                       Achieved
2001          $60             2001        $75
Annual        $90             Annual      $120

Dow Jones

(Slide 3)

Strategic Imperatives
- Enhance quality and indispensable appeal of brands and content
- Realize full potential of brands and content
- Leverage and extend core competencies over new brands
- Foster core values of quality, integrity and reliability

Dow Jones

(Slide 3A)

Four Tiered Growth Strategy

Simultaneously pursue four strategic thrusts
- Organic growth
- New business development
- Strategic alliances and acquisitions
- Share repurchases

Dow Jones

(Slide 4)

Organic Growth

Dow Jones

(Slide 4A)

Leading Market Share in Print Publishing

Product/Service           Product          Geography     Market Rank*
The Wall Street
  Journal             Business Daily           U.S.              #1
The Wall Street
  Journal Europe      Business Daily          Europe             #2
The Asian Wall
  Street Journal      Business Daily           Asia              #1
WSJ Special Editions  Business Daily       Latin America         #1
Barron's              Financial Weekly         U.S.              #1
SmartMoney 1          Personal Finance
                        Magazine               U.S.              #2
Far Eastern Economic  Regional Business
  Review                Magazine               Asia              #1

* By Revenue
1 Equity Investment

Dow Jones

(Slide 5)

Leading Market Share In Electonic Publishing

Product/Service           Product           Geography      Market Rank*

Dow Jones Newswires     Business Newswires        U.S.               #1
  News to profit by.                              Europe/Asia        #2
WSJ.com                 Business Web Service      Worldwide          #1
Factiva 1               Business Desktop
                          Services                Worldwide          #1
Dow Jones Indexes       Market Indices
  The markets' measure  Business                  U.S.               #2
Stoxx                   Market Indices            Europe             #1

* By Revenue
1 Equity investments

Dow Jones

(Slide 6)

The Wall Street Journal - Leading Share (Graph)

Market Share of Business Publishing Advertising Expenditures to 2000


1996       1997       1998       1999       2000    Publication
27.3%      28.8%      28.8%      29.1%      30.7%   Wall Street Journal
15.4%      14.6%      15.4%      14.9%      14.0%   USA Today
12.4%      13.4%      13.5%      13.5%      11.4%   Time
 8.9%       8.7%       9.1%       9.4%      10.5%   Business Week
 5.9%       5.8%       6.4%       6.8%       8.6%   Fortune


Competitive Media Reporting. Market share reflects overall ad spending at the following publications: The Wall Street Journal, Business Week, Forbes, Fortune, Inc., Money, Newsweek, Time, U.S. News & World Report, USA Today

Dow Jones

(Slide 7)

The Wall Street Journal Advertising Linage

2000 Ad Linage by Category (Pie Chart)
Financial       25%
Technology      25%
Other General   38%
Classified      12%

Dow Jones

(Slide 8)

Favorable Long-term Trends: Technology

(Graph)

Technology Spending as a % of Nominal GDP

Quarter   %      Quarter   %      Quarter   %      Quarter   %
1Q1991   3.0     2Q1991   3.0     3q1991   3.0     4q1991   3.1
1Q1992   3.0     2Q1992   3.1     3q1992   3.2     4q1992   3.1
1Q1993   3.2     2Q1993   3.2     3q1993   3.3     4q1993   3.3
1Q1994   3.3     2Q1994   3.3     3q1994   3.3     4q1994   3.4
1Q1995   3.4     2Q1995   3.6     3q1995   3.5     4q1995   3.6
1Q1996   3.7     2Q1996   3.6     3q1996   3.7     4q1996   3.7
1Q1997   3.8     2Q1997   3.9     3q1997   4.0     4q1997   4.0
1Q1998   4.1     2Q1998   4.2     3q1998   4.2     4q1998   4.3
1Q1999   4.4     2Q1999   4.6     3q1999   4.8     4q1999   4.8
1Q2000   5.1     2Q2000   5.3     3q2000   5.5     4q2000   5.5
1Q2001   5.3

(Graph)
Global Information Appliance Processor Market (Millions)

Year       PDAs     TV-Based Ias     Internet Terminals
1999       2.5          2.0                0.2
2000       4.0          3.5                1.5
2001E      6.0          5.0                4.0
2002E      8.5          7.0                8.0
2003E     11.0          9.0               12.2
2004E     14.0         11.0               15.6

Dow Jones

(Slide 9)

Favorable Long-term Trends: Financial Sector

Graph:	Growth of Retail Stock Ownership

Year     Shareowners (MMs)    Percent of U.S. Households
1980         30                          -
1985         47                          -
1989         52                          33
1992         61                          36
1995         69                          41
1999         79                          48

Source: Securities Industry Association

Dow Jones

(Slide 10)

Color Print Expansion (Time Line)

Press/Motor Control Upgrade              - May 1998 to January 2000
Architecture, Engineering, Construction  - May 1998 to January 2001
Common Pressline Configuration           - June 1999 to June 2001
Install Color Towers                     - January 2000 to January 2002
Testing                                  - June 2001 to March 2002

Dow Jones

(Slide 11)

Color Print Expansion

20% expansion in page capacity (all color)

Graph: Total Pages*
Current     80
2002        96


Graph: Color Pages*
Current      8
2002        24

* Tues - Fri

Dow Jones

(Slide 12)

Color Print Expansion

Economics

- Single incremental color page per year: $32 million
- Single black-and-white page to color revenue per year: $7 million
- Annual depreciation: $22 million
- Annual incremental plant operating expenses: $12 million
- Annual incremental news expense: $3 million

Dow Jones

(Slide 13)

Color Print Expansion

Expanded editorial franchise

- Enhanced explanation and display of news
- Easier reader navigation
- Editorial extensions
- Expanded readership
- Expanded advertising
- Diversifies advertising revenues

Dow Jones

(Slide 13A)

Other Organic Growth Initiatives

The Wall Street Journal Europe
Dow Jones Newswires - News to profit by.
Weekend Journal
The Asia Wall Street Journal

Dow Jones

(Slide 14)

New Business Development

Dow Jones

(Slide 15)

Online Journal at WSJ.com

- Highly recognized, trusted and credible brand
- Leverages company-wide content
- Extends customer reach
- Logical and viable interest business model
- Commitment to profitability
- $25 million site redesign

Dow Jones

(Slide 16)

WSJ.com Subscriber Growth  (Graph)
Number of Subscribers(000's)

Quarter          Subscribers

4Q1996             50
1Q1997             87
2Q1997            113
3Q1997            138
4Q1997            172
1Q1998            201
2Q1998            227
3Q1998            256
4Q1998            266
1Q1999            285
2Q1999            307
3Q1999            330
4Q1999            375
1Q2000            435
2Q2000            461
3Q2000            506
4Q2000            535
1Q2001            574


Dow Jones

(Slide 17)

WSJ.com Redesign

$25 million capital project
- More flexible and reliable technology platform
- Updated look and feel
- Improved navigation
- Increased personalization
- Enhanced advertising options

Dow Jones

(Slide 18)

Other New Business Development

Dow Jones Indexes
The Wall Street Journal Radio Network - The Broadcast Extension of The
  Wall Street Journal.
The Wall Street Journal Sunday

Dow Jones

(Slide 19)

Strategic Alliances and Acquisitions

Dow Jones

(Slide 19A)

Strategic Alliances

CNBC Europe - A Service of NBC and Dow Jones
Factiva
CNBC Asia - A Service of NBC and Dow Jones
STOXX
SmartMoney - The Wall Street Journal Magazine of Personal Business
Handelsblatt
Vedomosti - The Wall Street Journal & FINANCIAL TIMES

Dow Jones

(Slide 20)

CNBC - "A Service of NBC and Dow Jones"

Global leader in televised business news

(Map of the world with company logos)

Dow Jones

(Slide 21)

CNBC - "A Service of NBC and Dow Jones"

Leveraging our news and our brands

(Picture of reporter on television screen)

Dow Jones

(Slide 22)

Global Television

Accelerating Profitability (Graph)

$ millions

1997     -48
1998     -20
1999      -4
2000      21

Dow Jones

(Slide 23)

"Pebble in a Pond"

Dow Jones Newswires
WSJ.com
CNBC
The Wall Street Journal
Factiva

Dow Jones

(Slide 24)

Other Partnerships

SmartMoney - The Wall Street Journal Magazine of Personal Business
Handelsblatt
STOXX
Vedomosti - The Wall Street Journal & FINANCIAL TIMES

Dow Jones

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(Slide 25)

Equity Investments (Graph)

Equity losses

($ Millions)

1998        ($16)
1999        ($28)
2000        ($20)
2001         ($2)

Dow Jones

(Slide 26)

Acquisition Criteria

- Strategically right
    on strategy
    close to our core
    Consistent with our quality
- Financially attractive
    increase shareholder value
    near-term accretive to EPS
- Manageable execution risk
    businesses we know well
    solid management teams
    transaction structure

Dow Jones

(Slide 27)

Total Cash Returned To Shareholders (Graph)

$ Millions

Year       Dividends    Share Repurchases    Total
1998         91.7             291.2          382.9
1999         87.2             142.3          229.5
2000         88.1             221.2          309.3

Dow Jones

(Slide 28)

Capital Spending

(CAPTION>
($ Millions)                      1998    1999    2000    2001
Print Publishing                    97      84      95      60
Electronic Publishing               39      21      22      21
Community Newspapers                11       8       7       9
Subtotal Before Print Expansion    147     113     124      90

Color Print Publishing              24      78      63      65
Total Capital Expenditures        $171    $191    $187    $155

Excludes discontinued operations

Dow Jones

(Slide 29)

Outlook

- June advertising trend not improving
- Second quarter expenses below last year
- Estimating EPS in line with consensus
- Lack of reliable visibility for balance of year
- Not issuing guidance for balance of year
- Further cost reductions

Dow Jones

(Slide 30)

A Strong Platform For Value Creation

- Great brands, products and content
- Leading market share in all businesses
- Dominant franchises in attractive national ad categories
- Leaner cost structure increases future operating leverage
- Additional 20% print capacity (all in color)
- Investing to improve profitability at WSJ.com

Dow Jones

(Slide 30A)

A Strong Platform For Value Creation

- Highly-valued equity investments turning profitable
- Powerful cash flow and under-leveraged balance sheet
- Clear strategic direction to propel future growth
- Long Range Plan to define specific actions
- Strong management commitment to increasing shareholder value

Dow Jones

(Slide 31)

Dow Jones

Mid-Year Media Review

Questions and Answers

Information Relating To Forward-Looking Statements

This transcript contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, business, economic and stock market conditions that are impacting the volume of advertising (in particular IPO, dot-com, technology and financial advertising) sales and sales of the company's products and services; the company's ability to reduce costs without harming long term growth prospects; business conditions (growth or consolidation) in the financial services industry, and the tendency of consolidation to negatively impact the market for the company's products and services and advertising; the difficult comparisons the company will face in 2001 in light of the high level of advertising sales revenue achieved at The Wall Street Journal in 2000; the extent to which the company is called upon to perform under the guarantee to Cantor Fitzgerald Securities and Market Data Corporation, and the extent to which Bridge would perform under its agreement to indemnify the company in that event; with respect to Dow Jones Newswires, the extent and impact of delays and difficulties that would be encountered in a migration process if Bridge was unable to serve its customers; the intense competition the company's products and services face in the markets for financial news and information and advertising revenues from newspapers, specialized magazines, free and paid Internet publications and services, financial television programming and other new media; the company's ability to increase its circulation and advertising revenues from its international print publications, given competition from local publications and from other international publications; with respect to Newswires, the rate of addition of new subscribers, particularly, outside the U.S., and cancellations of Telerate and Bridge terminals; the company's ability to achieve and maintain a diversified advertising base for its print publications; increased competition in the market for electronic business information and research services and Factiva's ability to increase its market share and revenues in the face of competition from local providers with more local content and from other international providers; WSJ.com's ability to increase its revenues in light of its paid subscription model; the amount of user traffic on the company's Internet sites and the pricing of advertising on Internet sites generally; adverse developments relating to the company's commitments, contingencies and equity investments; potential delays in expanding the company's newspaper page and color printing capacity; potential increased regulation of on-line businesses; the cost of newsprint; and such other risk factors as may have been or may be included from time to time in the company's reports filed with the Securities and Exchange Commission.